Exhibit 77(q)(1)(a)(1)

                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Tax Efficient Equity Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: October 19, 2004


/s/ Paul S. Doherty, as Trustee            /s/ David W.C. Putnam, as Trustee
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Paul S. Doherty, as Trustee                David W.C. Putnam, as Trustee


/s/ J. Michael Earley, as Trustee          /s/ Blaine E. Rieke, as Trustee
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J. Michael Earley, as Trustee              Blaine E. Rieke, as Trustee


/s/ R. Barbara Gitenstein, as Trustee      /s/ John G. Turner, as Trustee
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R. Barbara Gitenstein, as Trustee          John G. Turner, as Trustee


/s/ Walter H. May, as Trustee              /s/ Roger B. Vincent, as Trustee
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Walter H. May, as Trustee                  Roger B. Vincent, as Trustee


/s/ Thomas J. McInerney, as Trustee        /s/ Richard A. Wedemeyer, as Trustee
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Thomas J. McInerney, as Trustee            Richard A. Wedemeyer, as Trustee


/s/ Jock Patton, as Trustee
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Jock Patton, as Trustee